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                           CIGNA INVESTMENT SECURITIES

                                 AMENDMENT NO. 1
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST

         AMENDMENT No. 1 to Agreement and Declaration of Trust of CIGNA Investment Securities, dated May 1, 2002 made this 29th day of April, 2003 by the Trustees hereunder.

                           W  I  T  N  E  S  S  E  T  H

         WHEREAS, the Trustees of CIGNA Investment Securities (the "Trust) have the authority under Article I, Section 1.1 of the Agreement and Declaration of Trust (the "Trust Agreement") to change the location of the principal business office of the Trust and the Trustees desire to make such a change;

         WHEREAS, the Trustees of the Trust have the authority, under Article III, Section 3.1(b) of the Trust Agreement to increase the number of Trustees of the Trust to a number other than the number theretofore determined;

         NOW, THEREFORE, the Trustees hereby delete Sections 1.1 and 3.1(a) of the Trust Agreement and replace them with the following:

         Section 1.1(b) Name and Principal Business Office. This Trust shall be known as "CIGNA Investment Securities" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine. The principal business office of the Trust shall be located at 2223 Washington Street, 3 Newton Executive Park, Suite 200, Newton, Massachusetts 02462 or at such other location as the Trustees may from time to time determine. In the event that the Trust changes the address of its principal business office, the Trustees shall notify in the appropriate manner the Secretary of The Commonwealth of Massachusetts and the Clerk of the city where the Trust is to be located, as well as any other governmental office where such filing may from time to time be required.

         Section 3.1       Number, Designation, Election, Term, etc.

                  (a) Trustees. The Trustees of the Trust as of the date hereof shall be Richard H. Forde, Carol Ann Hayes, Russell H. Jones, David P. Marks, Paul J. McDonald and Marnie W. Mueller.

         The undersigned hereby certify that the amendment set forth above has been duly adopted in accordance with the provisions of the Trust Agreement.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals to this Amendment No. 1 to the Agreement and Declaration of Trust, as of the day and year first above written.


Managing Director

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TimesSquare Capital Management, Inc.
280 Trumbull Street, H17C                  /s/ Richard H. Forde
Hartford, CT 06103
                                         ---------------------------------------
                                         Richard H. Forde

179 Commonwealth Avenue                    /s/ Carol Ann Hayes
Boston, MA 02116
                                         ---------------------------------------
                                         Carol Ann Hayes

Vice President and Treasurer
Kaman Corporation
1332 Blue Hills Avenue                     /s/ Russell H. Jones
Bloomfield, CT 06002
                                         ---------------------------------------
                                         Russell H. Jones

11 Richmond Road                           /s/ David P. Marks
West Hartford, CT 06117
                                         ---------------------------------------
                                         David P. Marks

2205 Boston Road
Unit N-128                                 /s/ Paul J. McDonald
Wilbraham, MA 01095-1164
                                         ---------------------------------------
                                         Paul J. McDonald


102 North Beacon Street                    /s/ Marnie W. Mueller
Hartford, CT 06105
                                         ---------------------------------------
                                         Marnie W. Mueller

THE COMMONWEALTH OF MASSACHUSETTS
HAMPDEN COUNTY, City of Springfield

         Then personally appeared the within-named Carol Ann Hayes, Russell H. Jones, Paul J. McDonald and Marnie W. Mueller, who acknowledged the execution of the foregoing instrument to be their free act and deed, before me, this 29th day of April, 2003.

                               /s/ Patricia Fecke
                              --------------------------------------------------

                              [Notarial Seal Appears Here]
                              My commission expires:  May 22, 2003

STATE OF CONNECTICUT
HARTFORD COUNTY           SS:  HARTFORD

     Then personally appeared the within-named Richard H. Forde and David P. Marks, who acknowledged the execution of the foregoing instrument to be their free act and deed, before me, this 29th day of April, 2003.

                                      /s/ Jeffrey S. Winer
                                ------------------------------------------------
                                My commission expires:    Jeffrey S. Winer
                                                            Notary Public
                                                Commission Expires June 30, 2003

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